Exhibit 99.1

WEBSTER REPORTS
SECOND QUARTER 2025 EPS OF $1.52
STAMFORD, Conn., July 17, 2025 - Webster Financial Corporation (“Webster”) (NYSE: WBS), the holding company for Webster Bank, N.A., today announced net income applicable to common stockholders of $251.7 million, or $1.52 per diluted share, for the quarter ended June 30, 2025, compared to $175.5 million, or $1.03 per diluted share, for the quarter ended June 30, 2024.
“Webster produced impressive financial and strategic results this quarter,” said John R. Ciulla, chairman and chief executive officer. “These accomplishments bode well for Webster’s future success, as we realize exciting new opportunities to grow our business.”
Highlights for the second quarter of 2025:
•Revenue of $715.8 million.
•Period end loans and leases balance of $53.7 billion, up $0.6 billion, or 1.2 percent from prior quarter.
•Period end deposits balance of $66.3 billion, up $0.7 billion, or 1.1 percent, from prior quarter.
•Provision for credit losses of $46.5 million.
•Return on average assets of 1.29 percent.
•Return on average tangible common equity of 17.96 percent1.
•Net interest margin of 3.44 percent, down 4 basis points from prior quarter.
•Common equity tier 1 ratio of 11.33 percent2.
•Efficiency ratio of 45.40 percent1.
•Tangible common equity ratio of 7.46 percent1.
“In the second quarter, Webster generated solid growth and returns, while at the same time maintaining our strong operating position,” said Neal Holland, senior executive vice president and chief financial officer. “Our asset quality metrics improved, we returned capital to shareholders, and continue to invest for future growth.”

1 See “Non-GAAP to GAAP Reconciliations” section beginning on page 19.
2 Presented as preliminary for June 30, 2025.

Consolidated financial performance:
Quarterly net interest income compared to the second quarter of 2024:
•Net interest income was $621.2 million, compared to $572.3 million.
•Net interest margin1 was 3.44 percent, compared to 3.39 percent. The yield on interest-earning assets decreased by 21 basis points, and the cost of deposits and interest-bearing liabilities decreased by 31 basis points.
•Average interest-earning assets totaled $74.0 billion, an increase of $4.4 billion, or 6.4 percent.
•Average loans and leases totaled $53.3 billion, an increase of $1.8 billion, or 3.6 percent.
•Average deposits totaled $66.0 billion, an increase of $4.2 billion, or 6.9 percent.
Quarterly provision for credit losses:
•The provision for credit losses was $46.5 million, compared to $77.5 million in the prior quarter, and $59.0 million a year ago.
•Net charge-offs were $36.4 million, compared to $55.0 million in the prior quarter, and $33.1 million a year ago. The ratio of net charge-offs to average loans and leases was 0.27 percent, compared to 0.42 percent in the prior quarter, and 0.26 percent a year ago.
•The allowance for credit losses on loans and leases represented 1.35 percent of total loans and leases, compared to 1.34 percent at March 31, 2025, and 1.30 percent at June 30, 2024.
•The allowance for credit losses on loans and leases represented 135 percent of non-performing loans and leases, compared to 126 percent at March 31, 2025, and 181 percent at June 30, 2024.
Quarterly non-interest income compared to the second quarter of 2024:
•Total non-interest income was $94.7 million, compared to $42.3 million, an increase of $52.4 million. In the second quarter of 2024, total non-interest income included losses on sale of investment securities of $49.9 million. Excluding this item, total non-interest income increased $2.5 million. The increase is primarily driven by increased bank owned life insurance, direct investment gains, and Healthcare Financial Services income, partially offset by lower loan and lease related fees.

1 As of the first quarter of 2025, Webster changed the methodology used to annualize net interest income in its quarterly and year to date net interest margin calculation. Net interest margin for the prior periods has been recast.

Quarterly non-interest expense compared to the second quarter of 2024:
•Total non-interest expense was $345.7 million, compared to $326.0 million, an increase of $19.7 million. The increase is primarily driven by investments in human capital and risk management infrastructure.
Quarterly income taxes compared to the second quarter of 2024:
•Income tax expense was $64.8 million, compared to $47.9 million, and the effective tax rate was 20.0 percent, compared to 20.9 percent. The lower effective tax rate in the current quarter reflects the recognition of a $3.9 million discrete benefit, compared to $0.3 million a year ago.
Investment securities:
•Total investment securities, net, were $17.8 billion, compared to $17.7 billion at March 31, 2025, and $16.4 billion at June 30, 2024. The carrying value of the available-for-sale portfolio included $568.3 million of net unrealized losses, compared to $580.4 million at March 31, 2025, and $772.2 million at June 30, 2024. The carrying value of the held-to-maturity portfolio does not reflect $901.6 million of net unrealized losses, compared to $893.3 million at March 31, 2025, and $964.5 million at June 30, 2024.
Loans and leases:
•Total loans and leases were $53.7 billion, compared to $53.1 billion at March 31, 2025, and $51.6 billion at June 30, 2024. Compared to March 31, 2025, commercial loans and leases increased by $412.3 million, commercial real estate loans decreased by $24.4 million, residential mortgages increased by $209.4 million, and consumer loans increased by $18.4 million. Compared to June 30, 2024, commercial loans and leases increased by $1.8 billion, commercial real estate loans decreased by $919.0 million, residential mortgages increased by $1.0 billion, and consumer loans increased by $168.7 million.
•Loan originations for the portfolio were $3.8 billion, compared to $2.7 billion in the prior quarter, and $3.0 billion a year ago.

Asset quality:
•Total non-performing loans and leases were $534.5 million, compared to $564.4 million at March 31, 2025, and $368.8 million at June 30, 2024. The ratio of total non-performing loans and leases to total loans and leases was 1.00 percent, compared to 1.06 percent at March 31, 2025, and 0.72 percent at June 30, 2024.
•Past due loans and leases were $54.8 million, compared to $87.2 million at March 31, 2025, and $166.3 million at June 30, 2024. The decrease from prior quarter is primarily driven by commercial real estate, commercial non-mortgage, and residential mortgages.
Deposits and borrowings:
•Total deposits were $66.3 billion, compared to $65.6 billion at March 31, 2025, and $62.3 billion at June 30, 2024. The ratio of core deposits to total deposits1 was 88.1 percent, compared to 88.5 percent at March 31, 2025, and 87.5 percent at June 30, 2024. The loan to deposit ratio was 80.9 percent, compared to 80.9 percent at March 31, 2025, and 82.8 percent at June 30, 2024.
•Total borrowings were $4.6 billion, compared to $3.9 billion at March 31, 2025, and $4.0 billion at June 30, 2024.
Capital:
•The return on average common stockholders’ equity and the return on average tangible common stockholders’ equity1 were 11.31 percent and 17.96 percent, respectively, compared to 9.94 percent and 15.93 percent, respectively, in the prior quarter, and 8.40 percent and 14.17 percent, respectively, a year ago.
•The tangible equity1 and tangible common equity1 ratios were 7.82 percent and 7.46 percent, respectively, compared to 7.80 percent and 7.43 percent, respectively, at March 31, 2025, and 7.56 percent and 7.18 percent, respectively, at June 30, 2024.
•The common equity tier 12 ratio was 11.33 percent, compared to 11.25 percent at March 31, 2025, and 10.59 percent at June 30, 2024.
•Book value per common share and tangible book value per common share1 were $54.19 and $35.13, respectively, compared to $52.91 and $33.97, respectively, at March 31, 2025, and $49.74 and $30.82, respectively, at June 30, 2024.

1 See “Non-GAAP to GAAP Reconciliations” section beginning on page 19.
2 Presented as preliminary for June 30, 2025, and actual for the remaining periods.

Reportable segments:
Commercial Banking
Webster’s Commercial Banking segment delivers financial solutions both nationally and regionally to a wide range of companies, investors, government entities, and other public and private institutions. Commercial Banking helps its clients achieve their business and financial goals with expertise in Commercial & Institutional Lending, Commercial Real Estate, Capital Markets, Capital Finance, and Treasury Management. Its Private Banking team also pairs holistic wealth solutions, including tailored lending, with commercial banking services. At June 30, 2025, Commercial Banking had $41.2 billion in loans and leases and $16.2 billion in deposits, as well as a combined $3.1 billion in assets under administration (“AUA”) and management (“AUM”).
Commercial Banking Operating Results:

	Three months ended June 30,		Percent
(In thousands)	2025	2024	(Unfavorable)
Net interest income	$318,518	$337,588	(5.6)%
Non-interest income	30,628	34,510	(11.2)
Operating revenue	349,146	372,098	(6.2)
Non-interest expense	108,372	104,588	(3.6)
Pre-tax, pre-provision net revenue	$240,774	$267,510	(10.0)

	June 30,		Percent
(In millions)	2025	2024	Increase
Loans and leases	$41,198	$40,331	2.1%
Deposits	16,225	15,464	4.9
AUA / AUM (off balance sheet)	3,070	2,948	4.2
Pre-tax, pre-provision net revenue decreased $26.7 million, to $240.8 million, in the quarter as compared to the prior year. Net interest income decreased $19.0 million, to $318.5 million, primarily driven by lower spreads on loans and leases, partially offset by higher loan balances and lower deposit costs. Non-interest income decreased $3.9 million, to $30.6 million, primarily driven by lower factoring, prepayment, and syndication fees, and lower direct investment gains. Non-interest expense increased $3.8 million, to $108.4 million, primarily driven by higher foreclosed property and loan workout expenses and increased investments in human capital, operational process improvements, and technology.

Healthcare Financial Services
Webster’s Healthcare Financial Services segment includes HSA Bank and Ametros. HSA Bank is one the country’s largest providers of employee benefits solutions, including being one of the leading bank administrators of health savings accounts, emergency savings accounts, and flexible spending accounts administration services in 50 states. Ametros, the nation’s largest professional administrator of medical insurance claim settlements, helps individuals manage their ongoing medical care through their CareGuard service and proprietary technology platform. At June 30, 2025, Healthcare Financial Services had $15.9 billion in total footings comprising $10.2 billion in deposits and $5.8 billion in AUA through linked investment accounts.
Healthcare Financial Services Operating Results:

			Percent
	Three months ended June 30,		Favorable/
(In thousands)	2025	2024	(Unfavorable)
Net interest income	$97,625	$91,664	6.5%
Non-interest income	28,687	27,465	4.4
Operating revenue	126,312	119,129	6.0
Non-interest expense	55,453	51,267	(8.2)
Pre-tax net revenue	$70,859	$67,862	4.4

	June 30,		Percent
(Dollars in millions)	2025	2024	Increase
Number of accounts (thousands)	3,472	3,337	4.0%

Deposits	$10,180	$9,392	8.4
Linked investment accounts (off balance sheet)	5,751	5,522	4.2
Total footings	$15,931	$14,914	6.8
Pre-tax net revenue increased $3.0 million, to $70.9 million, in the quarter as compared to the prior year. Net interest income increased $6.0 million, to $97.6 million, primarily driven by higher deposit balances, partially offset by lower deposit spreads. Non-interest income increased $1.2 million, to $28.7 million, primarily driven by higher interchange fees and medical fees. Non-interest expense increased $4.2 million, to $55.5 million, primarily driven by higher compensation and benefits costs and a one-time lease termination benefit in the second quarter of 2024.

Consumer Banking
Webster’s Consumer Banking segment delivers customized financial solutions for individuals and families, private clients, and small business owners across 196 banking centers throughout the Northeast. Consumer Banking offers a full suite of deposit, lending, treasury management, and wealth management solutions delivered by experienced relationship managers and financial advisors. Consumer Banking also provides a fully digital banking experience through its mobile banking apps and BrioDirect. At June 30, 2025, Consumer Banking had $12.5 billion in loans and $27.8 billion in deposits, as well as $7.5 billion in AUA.
Consumer Banking Operating Results:

			Percent
	Three months ended June 30,		Favorable/
(In thousands)	2025	2024	(Unfavorable)
Net interest income	$212,672	$202,679	4.9%
Non-interest income	24,591	24,392	0.8
Operating revenue	237,263	227,071	4.5
Non-interest expense	123,044	115,905	(6.2)
Pre-tax, pre-provision net revenue	$114,219	$111,166	2.7

			Percent
	June 30,		Increase/
(In millions)	2025	2024	(Decrease)
Loans	$12,472	$11,239	11.0%
Deposits	27,790	27,108	2.5
AUA (off balance sheet)	7,546	7,976	(5.4)
Pre-tax, pre-provision net revenue increased $3.1 million, to $114.2 million, in the quarter as compared to the prior year. Net interest income increased $10.0 million, to $212.7 million, primarily driven by higher average loan and deposit balances coupled with a higher interest rate spread on loans, partially offset by a lower interest rate spread on deposits. Non-interest income increased $0.2 million, to $24.6 million, primarily driven by higher deposit and loan servicing income, partially offset by lower investment services income. Non-interest expense increased $7.1 million, to $123.0 million, primarily driven by increased investments in technology, employee-related expenses, and outside professional services, partially offset by lower operational support expenses and costs related to debit card processing.

***

Webster Financial Corporation (“Webster”) (NYSE:WBS) is the holding company for Webster Bank, N.A. (“Webster Bank”). Headquartered in Stamford, CT, Webster is a values-driven organization with approximately $82 billion in total consolidated assets. Webster Bank is a commercial bank that provides a wide range of financial products and services to businesses, individuals, and families across three differentiated lines of business: Commercial Banking, Healthcare Financial Services, and Consumer Banking. While its core footprint spans the Northeast from the New York metropolitan area to Rhode Island and Massachusetts, certain businesses operate in extended geographies. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call
A conference call covering Webster’s second quarter 2025 earnings announcement will be held today, Thursday, July 17, 2025, at 9:00 a.m. Eastern Time. To listen to the live call, please dial 888-330-2446, or 1-240-789-2732 for international callers. The passcode is 8607257. The webcast, along with related slides, will be available via Webster’s Investor Relations website at investors.websterbank.com. A replay of the conference call will be available for one week via the website listed above, beginning at approximately 12:00 noon (Eastern Time) on July 17, 2025. To access the replay, dial 800-770-2030, or 1-609-800-9909 for international callers. The replay conference ID number is 8607257.

Media Contact
Alice Ferreira, 203-578-2610
acferreira@websterbank.com

Investor Contact
Emlen Harmon, 212-309-7646
eharmon@websterbank.com

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “outlook,” “target,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods. However, these words are not the exclusive means of identifying such statements. Examples of forward-looking statements include but are not limited to: projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; statements of plans, objectives, and expectations of Webster or its management or Board of Directors; statements of future economic performance; and statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, and in many cases, are beyond Webster's control. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause Webster’s actual results to differ from those discussed in any forward-looking statements include, but are not limited to: Webster’s ability to successfully execute its business plan and strategic initiatives, and manage any risks or uncertainties; continued regulatory changes or other risk mitigation efforts taken by government agencies in response to the risk to safety and soundness in the banking industry; volatility in Webster’s stock price due to investor sentiment and perception of the banking industry; local, regional, national, and international economic conditions or macroeconomic instability (including any economic slowdown or recession, inflation, monetary fluctuation, tariff increases, interest rate changes, credit loss trends, unemployment, changes in housing or securities markets, or other factors) and the impact of the same on Webster or its customers; volatility, disruption, or uncertainty in national and international financial markets, including as a result of geopolitical developments; the impact of unrealized losses in Webster’s financial instruments, particularly in Webster’s available-for-sale securities portfolio; changes in laws and regulations, or existing laws and regulations that Webster becomes subject to, including those concerning banking, taxes, dividends, securities, insurance, cybersecurity, and healthcare administration, with which Webster and its subsidiaries must comply; adverse conditions in the securities markets that could lead to impairment in the value of Webster’s securities portfolio; possible changes in governmental monetary and fiscal policies, or any leadership changes of those determining such policies, including, but not limited to, Federal Reserve policies in connection with continued inflationary pressures; the effects of any restructurings, staff reductions, or other disruptions in the U.S. federal government or in agencies regulating or otherwise impacting Webster’s business; the impact of any new regulatory, policy, or enforcement developments resulting from the policies or actions of the current U.S. presidential administration, including changes in tariffs and other protectionist trade policies, any reciprocal and/or retaliatory tariffs by foreign countries, and any uncertainties related thereto, including as the foregoing may affect Webster's customers; the timely development and acceptance of any new products and services, and the perceived value of those products and services by customers; changes in deposit flows, consumer spending, borrowings, and savings habits; Webster’s ability to implement new technologies and maintain secure and reliable information and technology systems; the effects of any cybersecurity threats, attacks or disruptions, fraudulent activity, or other data breaches or security events, including those involving Webster’s third-party vendors and service providers; issues with the performance of Webster’s counterparties and third-party vendors; Webster’s ability to increase market share and control expenses; changes in the competitive environment among banks, financial holding companies, and other traditional and non-traditional financial service providers; Webster’s ability to maintain adequate sources of funding and liquidity; Webster’s ability to attract, develop, motivate, and retain skilled employees; changes in loan demand or real estate values; changes in the mix of loan geographies, sectors, or types and the level of non-performing assets, charge-offs, and delinquencies; changes in Webster’s estimates of current expected credit losses based upon periodic review under relevant regulatory and accounting requirements; the effect of changes in accounting policies and practices applicable to Webster, including impacts of recently adopted accounting guidance; legal and regulatory developments, including any due to judicial decisions, the initiation or resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews, disruptions at regulatory agencies, government funding or other issues; Webster’s ability to navigate differing environmental, social, governmental, and sustainability concerns among federal and state governmental administrations and judicial decisions, Webster’s stakeholders, and other activists that may arise from Webster’s business activities; Webster’s ability to assess and monitor the effect of evolving uses of artificial intelligence on its business and operations; the occurrence of natural disasters, severe weather events, and public health crises, and any governmental or societal responses thereto; and the other factors that are described in Webster’s Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made by Webster in this release speaks only as of the date on which it is made. Factors or events that could cause Webster’s actual results to differ may emerge from time to time, and it is not possible for Webster to predict all of them. Webster undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures, including the efficiency ratio, the return on average tangible common stockholders’ equity, the tangible equity ratio, the tangible common equity ratio, tangible book value per common share, and core deposits. A reconciliation of each non-GAAP financial measure to the most comparable GAAP financial measure is included in the accompanying selected financial highlights table.

Webster believes that certain non-GAAP financial measures provide investors with information useful in understanding its financial position, results of operations, the strength of its capital position, and overall business performance. These non-GAAP financial measures are used by Webster for performance measurement purposes, as well as for internal planning and forecasting, and by securities analysts, investors, and other interested parties to assess peer company operating performance. Webster believes that this presentation, together with the accompanying reconciliations, provides investors with a more complete understanding of the factors and trends affecting its business and allows investors to view its performance in a manner similar to management.

The efficiency ratio represents the costs expended to generate a dollar of revenue and is calculated excluding certain non-operational items. The return on average tangible common stockholders’ equity is calculated using net income less preferred stock dividends, adjusted for the tax-effected amortization of intangible assets, as a percentage of average stockholders’ equity less average preferred stock and average goodwill and other intangible assets. The tangible equity ratio represents stockholders’ equity less goodwill and other intangible assets (tangible stockholders’ equity) divided by total assets less goodwill and other intangible assets (tangible assets). The tangible common equity ratio represents stockholders’ equity less preferred stock and goodwill and other intangible assets (tangible common stockholders’ equity) divided by tangible assets. Tangible book value per common share represents tangible common stockholders’ equity divided by the number of common shares outstanding at the end of the reporting period. Core deposits reflect total deposits less certificates of deposit and brokered certificates of deposit.

These non-GAAP financial measures should not be considered a substitute for GAAP basis financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these with other companies that present financial measures having the same or similar names. Webster strongly encourages investors to review its consolidated financial statements in their entirety and to not rely on any single financial measure.

Refer the tables beginning on page 19 for Non-GAAP to GAAP reconciliations.

WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	Three Months Ended
(In thousands, except ratio and per share data)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Income and performance ratios:
Net income	$258,848	$226,917	$177,766	$192,985	$181,633
Net income applicable to common stockholders	251,695	220,367	171,760	186,799	175,494
Earnings per common share - Diluted	1.52	1.30	1.01	1.10	1.03
Return on average assets (annualized)	1.29%	1.15%	0.91%	1.01%	0.96%
Return on average tangible common stockholders' equity (annualized) (1)	17.96	15.93	12.73	14.29	14.17
Return on average common stockholders’ equity (annualized)	11.31	9.94	7.80	8.67	8.40
Non-interest income as a percentage of total revenue	13.22	13.14	7.94	8.92	6.88

Asset quality:
Allowance for credit losses on loans and leases	$722,046	$713,321	$689,566	$687,798	$669,355
Non-performing assets	537,050	564,708	461,751	427,274	374,884
Allowance for credit losses on loans and leases / total loans and leases	1.35%	1.34%	1.31%	1.32%	1.30%
Net charge-offs / average loans and leases (annualized)	0.27	0.42	0.47	0.27	0.26
Non-performing loans and leases / total loans and leases	1.00	1.06	0.88	0.82	0.72
Non-performing assets / total loans and leases plus other real estate owned and repossessed assets	1.00	1.06	0.88	0.82	0.73
Allowance for credit losses on loans and leases / non-performing loans and leases	135.08	126.39	149.47	161.60	181.48

Other ratios:
Tangible equity (1)	7.82%	7.80%	7.82%	7.85%	7.56%
Tangible common equity (1)	7.46	7.43	7.45	7.48	7.18
Tier 1 Risk-Based Capital (2)	11.84	11.76	12.06	11.77	11.09
Total Risk-Based Capital (2)	14.03	13.96	14.24	14.06	13.28
Common equity tier 1 Risk-Based Capital (2)	11.33	11.25	11.54	11.25	10.59
Stockholders’ equity / total assets	11.40	11.47	11.56	11.58	11.46
Net interest margin (3)	3.44	3.48	3.44	3.41	3.39
Efficiency ratio (1)	45.40	45.79	44.80	45.49	46.22

Equity and share related:
Common stockholders’ equity	$9,053,638	$8,920,175	$8,849,235	$8,914,071	$8,525,289
Book value per common share	54.19	52.91	51.63	52.00	49.74
Tangible book value per common share (1)	35.13	33.97	32.95	33.26	30.82
Common stock closing price	54.60	51.55	55.22	46.61	43.59
Dividends declared per common share	0.40	0.40	0.40	0.40	0.40
Common shares outstanding	167,083	168,594	171,391	171,428	171,402
Weighted-average common shares outstanding - Basic	165,884	169,182	169,589	169,569	169,675
Weighted-average common shares - Diluted	166,131	169,544	170,005	169,894	169,937
(1)See “Non-GAAP to GAAP Reconciliations” section beginning on page 19.
(2)Presented as preliminary for June 30, 2025, and actual for the remaining periods.
(3)As of the first quarter of 2025, Webster changed the methodology used to annualize net interest income in its quarterly and year to date net interest margin calculation. Net interest margin for the prior periods has been recast.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	June 30, 2025	March 31, 2025	June 30, 2024
Assets:
Cash and due from banks	$425,349	$421,124	$333,138
Interest-bearing deposits	2,568,570	2,091,152	1,202,515
Investment securities:
Available-for-sale	9,620,354	9,360,097	7,808,874
Held-to-maturity, net	8,192,720	8,297,927	8,637,654
Total investment securities, net	17,813,074	17,658,024	16,446,528
Loans held for sale	278,409	63,849	248,137
Loans and leases:
Commercial	21,293,103	20,880,826	19,492,433
Commercial real estate	21,358,775	21,383,144	22,277,813
Residential mortgages	9,332,413	9,123,000	8,284,297
Consumer	1,687,668	1,669,253	1,518,922
Total loans and leases	53,671,959	53,056,223	51,573,465
Allowance for credit losses on loans and leases	(722,046)	(713,321)	(669,355)
Total loans and leases, net	52,949,913	52,342,902	50,904,110
Federal Home Loan Bank and Federal Reserve Bank stock	370,272	350,702	348,263
Deferred tax assets, net	252,442	249,395	354,482
Premises and equipment, net	422,774	422,425	417,700
Goodwill and other intangible assets, net	3,184,039	3,193,132	3,242,193
Cash surrender value of life insurance policies	1,262,311	1,255,074	1,241,367
Accrued interest receivable and other assets	2,387,117	2,231,971	2,099,673
Total assets	$81,914,270	$80,279,750	$76,838,106

Liabilities and Stockholders’ Equity:
Deposits:
Demand	$10,345,761	$10,139,131	$9,996,274
Interest-bearing checking	9,933,392	9,741,569	9,509,202
Health savings accounts	9,064,935	9,180,889	8,474,857
Money market	21,679,493	21,517,733	19,559,083
Savings	7,370,959	7,473,515	6,965,774
Certificates of deposit	6,069,447	6,036,144	5,861,431
Brokered certificates of deposit	1,850,438	1,486,248	1,910,071
Total deposits	66,314,425	65,575,229	62,276,692
Securities sold under agreements to repurchase and federal funds purchased	372,806	83,395	239,524
Federal Home Loan Bank advances	3,339,914	2,910,011	2,809,843
Long-term debt	905,634	907,410	912,743
Accrued expenses and other liabilities	1,643,874	1,599,551	1,790,036
Total liabilities	72,576,653	71,075,596	68,028,838
Preferred stock	283,979	283,979	283,979
Common stockholders’ equity	9,053,638	8,920,175	8,525,289
Total stockholders’ equity	9,337,617	9,204,154	8,809,268
Total liabilities and stockholders’ equity	$81,914,270	$80,279,750	$76,838,106

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2025	2024	2025	2024
Interest income:
Interest and fees on loans and leases	$775,203	$798,097	$1,530,320	$1,590,142
Interest on investment securities	197,766	160,827	392,235	308,412
Loans held for sale	7	5,593	22	5,675
Other interest and dividends	27,611	11,769	51,497	23,907
Total interest income	1,000,587	976,286	1,974,074	1,928,136
Interest expense:
Deposits	339,738	361,263	666,121	697,234
Borrowings	39,667	42,726	74,579	90,866
Total interest expense	379,405	403,989	740,700	788,100
Net interest income	621,182	572,297	1,233,374	1,140,036
Provision for credit losses	46,500	59,000	124,000	104,500
Net interest income after provision for credit losses	574,682	513,297	1,109,374	1,035,536
Non-interest income:
Deposit service fees	40,934	41,027	79,829	83,616
Loan and lease related fees	17,657	19,334	35,278	39,101
Wealth and investment services	7,779	8,556	15,568	16,480
Cash surrender value of life insurance policies	9,172	6,359	17,164	12,305
Gain (loss) on sale of investment securities, net	—	(49,915)	220	(59,741)
Other income	19,115	16,937	39,204	49,890
Total non-interest income	94,657	42,298	187,263	141,651
Non-interest expense:
Compensation and benefits	199,930	186,850	398,575	375,390
Occupancy	19,337	15,103	39,054	34,542
Technology and equipment	45,932	45,303	93,651	91,139
Intangible assets amortization	9,093	8,716	18,330	17,910
Marketing	5,171	4,107	9,198	8,388
Professional and outside services	18,394	14,066	35,620	27,047
Deposit insurance	15,061	15,065	31,406	39,288
Other expenses	32,796	36,811	63,524	68,240
Total non-interest expense	345,714	326,021	689,358	661,944
Income before income taxes	323,625	229,574	607,279	515,243
Income tax expense	64,777	47,941	121,514	117,287
Net income	258,848	181,633	485,765	397,956
Preferred stock dividends	(4,162)	(4,162)	(8,325)	(8,325)
Income allocated to participating securities	(2,991)	(1,977)	(5,361)	(4,090)
Net income applicable to common stockholders	$251,695	$175,494	$472,079	$385,541

Weighted-average common shares outstanding - Basic	165,884	169,675	167,524	170,061
Weighted-average common shares - Diluted	166,131	169,937	167,853	170,351

Earnings per common share:
Basic	$1.52	$1.03	$2.82	$2.27
Diluted	1.52	1.03	2.81	2.26

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Interest income:
Interest and fees on loans and leases	$775,203	$755,117	$783,140	$809,184	$798,097
Interest on investment securities	197,766	194,469	189,801	176,722	160,827
Loans held for sale	7	15	2,836	5,400	5,593
Other interest and dividends	27,611	23,886	19,310	12,757	11,769
Total interest income	1,000,587	973,487	995,087	1,004,063	976,286
Interest expense:
Deposits	339,738	326,383	358,895	371,075	361,263
Borrowings	39,667	34,912	27,724	43,105	42,726
Total interest expense	379,405	361,295	386,619	414,180	403,989
Net interest income	621,182	612,192	608,468	589,883	572,297
Provision for credit losses	46,500	77,500	63,500	54,000	59,000
Net interest income after provision for credit losses	574,682	534,692	544,968	535,883	513,297
Non-interest income:
Deposit service fees	40,934	38,895	38,665	38,863	41,027
Loan and lease related fees	17,657	17,621	18,770	18,513	19,334
Wealth and investment services	7,779	7,789	8,387	8,367	8,556
Cash surrender value of life insurance policies	9,172	7,992	7,387	8,020	6,359
Gain (loss) on sale of investment securities, net	—	220	(56,886)	(19,597)	(49,915)
Other income	19,115	20,089	36,184	3,575	16,937
Total non-interest income	94,657	92,606	52,507	57,741	42,298
Non-interest expense:
Compensation and benefits	199,930	198,645	192,668	194,736	186,850
Occupancy	19,337	19,717	18,740	18,879	15,103
Technology and equipment	45,932	47,719	47,182	56,696	45,303
Intangible assets amortization	9,093	9,237	9,681	8,491	8,716
Marketing	5,171	4,027	6,139	4,224	4,107
Professional and outside services	18,394	17,226	15,205	16,001	14,066
Deposit insurance	15,061	16,345	16,069	13,555	15,065
Other expenses	32,796	30,728	34,693	36,376	36,811
Total non-interest expense	345,714	343,644	340,377	348,958	326,021
Income before income taxes	323,625	283,654	257,098	244,666	229,574
Income tax expense	64,777	56,737	79,332	51,681	47,941
Net income	258,848	226,917	177,766	192,985	181,633
Preferred stock dividends	(4,162)	(4,163)	(4,163)	(4,162)	(4,162)
Income allocated to participating securities	(2,991)	(2,387)	(1,843)	(2,024)	(1,977)
Net income applicable to common stockholders	$251,695	$220,367	$171,760	$186,799	$175,494

Weighted-average common shares outstanding - Basic	165,884	169,182	169,589	169,569	169,675
Weighted-average common shares - Diluted	166,131	169,544	170,005	169,894	169,937

Earnings per common share:
Basic	$1.52	$1.30	$1.01	$1.10	$1.03
Diluted	1.52	1.30	1.01	1.10	1.03

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Average Yields/Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Three Months Ended June 30,
		2025			2024
(Dollars in thousands)	Average Balance	Interest Income/Expense	Average Yield/Rate	Average Balance	Interest Income/Expense	Average Yield/Rate
Assets:
Interest-earning assets:
Loans and leases	$53,277,897	$786,808	5.85%	$51,434,799	$808,309	6.23%
Investment securities (1)	18,225,632	200,031	4.39	17,080,554	164,930	3.86
Federal Home Loan and Federal Reserve Bank stock	346,514	4,243	4.91	336,342	5,166	6.18
Interest-bearing deposits	2,096,578	23,368	4.41	483,947	6,603	5.40
Loans held for sale	58,024	7	0.04	222,080	5,593	10.07
Total interest-earning assets	74,004,645	$1,014,457	5.44%	69,557,722	$990,601	5.65%
Non-interest-earning assets (1)	6,513,526			6,378,611
Total assets	$80,518,171			$75,936,333
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Demand	$10,109,928	$—	—%	$10,156,691	$—	—%
Interest-bearing checking	9,772,340	42,390	1.74	9,424,687	44,578	1.90
Health savings accounts	9,137,704	3,635	0.16	8,528,476	3,206	0.15
Money market	21,645,531	190,853	3.54	18,658,148	193,028	4.16
Savings	7,462,151	31,624	1.70	6,929,874	26,403	1.53
Certificates of deposit	6,061,399	51,873	3.43	5,908,811	65,782	4.48
Brokered certificates of deposit	1,774,379	19,363	4.38	2,108,412	28,266	5.39
Total deposits	65,963,432	339,738	2.07	61,715,099	361,263	2.35
Securities sold under agreements to repurchase	111,005	218	0.78	120,082	36	0.12
Federal funds purchased	—	—	—	78,242	1,078	5.45
Federal Home Loan Bank advances	2,650,111	29,825	4.45	2,429,653	33,727	5.49
Long-term debt (1)	885,773	9,624	4.35	887,528	7,885	3.55
Total borrowings	3,646,889	39,667	4.31	3,515,505	42,726	4.82
Total deposits and interest-bearing liabilities	69,610,321	$379,405	2.18%	65,230,604	$403,989	2.49%
Non-interest-bearing liabilities (1)	1,613,827			1,971,992
Total liabilities	71,224,148			67,202,596
Preferred stock	283,979			283,979
Common stockholders’ equity	9,010,044			8,449,758
Total stockholders’ equity	9,294,023			8,733,737
Total liabilities and stockholders’ equity	$80,518,171			$75,936,333
Tax-equivalent net interest income		635,052			586,612
Less: Tax-equivalent adjustments		(13,870)			(14,315)
Net interest income		$621,182			$572,297
Net interest margin (2)			3.44%			3.39%
(1)In order to provide the users of the Company’s financial statements with a more transparent view of the actual consolidated average balances that are used in the calculation of net interest margin, the Company has recast, in the above table, certain consolidated average balances for the three months ended June 30, 2024, to reflect a change in presentation being applied retrospectively. Specifically, adjustments were made to exclude average unsettled trades of $130.2 million and average available-for-sale unrealized losses of $828.6 million from investment securities, and to exclude an average basis adjustment of $26.1 million from long-term debt related to a de-designated fair value hedge. Rather, effective as of December 31, 2024, these amounts are being presented in average non-interest-earning assets and average non-interest-bearing liabilities, respectively. There were no changes to the related yields/rates or net interest income that had been previously disclosed.
(2)As of the first quarter of 2025, Webster changed the methodology used to annualize net interest income in its quarterly and year to date net interest margin calculation. Net interest margin for the prior periods has been recast. There were no changes to the related yields/rates or net interest income that had been previously disclosed.

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Average Yields/Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Six Months Ended June 30,
		2025			2024
(Dollars in thousands)	Average Balance	Interest Income/Expense	Average Yield/Rate	Average Balance	Interest Income/Expense	Average Yield/Rate
Assets:
Interest-earning assets:
Loans and leases	$52,925,112	$1,553,196	5.85%	$51,186,608	$1,610,173	6.23%
Investment securities (1)	18,170,102	396,840	4.37	16,976,384	318,575	3.75
Federal Home Loan and Federal Reserve Bank stock	335,310	8,197	4.93	340,167	9,518	5.63
Interest-bearing deposits	1,958,803	43,300	4.40	528,174	14,389	5.39
Loans held for sale	43,459	22	0.10	117,749	5,675	9.64
Total interest-earning assets	73,432,786	$2,001,555	5.43%	69,149,082	$1,958,330	5.62%
Non-interest-earning assets (1)	6,463,140			6,485,467
Total assets	$79,895,926			$75,634,549
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Demand	$10,196,846	$—	—%	$10,369,552	$—	—%
Interest-bearing checking	9,741,252	83,289	1.72	9,339,970	85,931	1.85
Health savings accounts	9,222,141	7,195	0.16	8,567,058	6,397	0.15
Money market	21,381,682	373,960	3.53	18,380,405	379,780	4.16
Savings	7,284,366	59,767	1.65	6,813,823	47,948	1.42
Certificates of deposit	6,054,336	106,815	3.56	5,844,081	128,281	4.41
Brokered certificates of deposit	1,589,392	35,095	4.45	1,825,343	48,897	5.39
Total deposits	65,470,015	666,121	2.05	61,140,232	697,234	2.29
Securities sold under agreements to repurchase	177,413	1,894	2.12	125,367	207	0.33
Federal funds purchased	—	—	—	109,203	3,015	5.46
Federal Home Loan Bank advances	2,382,692	53,414	4.46	2,559,642	71,094	5.49
Long-term debt (1)	886,003	19,271	4.35	920,520	16,550	3.60
Total borrowings	3,446,108	74,579	4.31	3,714,732	90,866	4.85
Total deposits and interest-bearing liabilities	68,916,123	$740,700	2.16%	64,854,964	$788,100	2.44%
Non-interest-bearing liabilities (1)	1,710,270			2,032,720
Total liabilities	70,626,393			66,887,684
Preferred stock	283,979			283,979
Common stockholders’ equity	8,985,554			8,462,886
Total stockholders’ equity	9,269,533			8,746,865
Total liabilities and stockholders’ equity	$79,895,926			$75,634,549
Tax-equivalent net interest income		1,260,855			1,170,230
Less: Tax-equivalent adjustments		(27,481)			(30,194)
Net interest income		$1,233,374			$1,140,036
Net interest margin (2)			3.46%			3.40%
(1)In order to provide the users of the Company’s financial statements with a more transparent view of the actual consolidated average balances that are used in the calculation of net interest margin, the Company has recast, in the above table, certain consolidated average balances for the six months ended June 30, 2024, to reflect a change in presentation being applied retrospectively. Specifically, adjustments were made to exclude average unsettled trades of $119.5 million and average available-for-sale unrealized losses of $783.1 million from investment securities, and to exclude an average basis adjustment of $26.7 million from long-term debt related to a de-designated fair value hedge. Rather, effective as of December 31, 2024, these amounts are being presented in average non-interest-earning assets and average non-interest-bearing liabilities, respectively. There were no changes to the related yields/rates or net interest income that had been previously disclosed.
(2)As of the first quarter of 2025, Webster changed the methodology used to annualize net interest income in its quarterly and year to date net interest margin calculation. Net interest margin for the prior periods has been recast. There were no changes to the related yields/rates or net interest income that had been previously disclosed.

WEBSTER FINANCIAL CORPORATION Five Quarter Loans and Leases (unaudited)
(In thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Loans and leases (actual):
Commercial non-mortgage	$19,943,097	$19,495,784	$19,272,958	$18,657,089	$18,021,758
Asset-based lending	1,350,006	1,385,042	1,404,007	1,463,903	1,470,675
Commercial real estate	21,358,775	21,383,144	21,391,036	21,691,377	22,277,813
Residential mortgages	9,332,413	9,123,000	8,853,669	8,576,612	8,284,297
Consumer	1,687,668	1,669,253	1,583,498	1,558,034	1,518,922
Total loans and leases	53,671,959	53,056,223	52,505,168	51,947,015	51,573,465
Allowance for credit losses on loans and leases	(722,046)	(713,321)	(689,566)	(687,798)	(669,355)
Total loans and leases, net	$52,949,913	$52,342,902	$51,815,602	$51,259,217	$50,904,110

Loans and leases (average):
Commercial non-mortgage	$19,703,434	$19,167,596	$18,919,934	$18,166,258	$17,995,654
Asset-based lending	1,360,288	1,409,177	1,449,743	1,452,794	1,473,175
Commercial real estate	21,302,161	21,338,147	21,572,682	22,215,293	22,186,566
Residential mortgages	9,228,988	8,985,033	8,740,658	8,390,613	8,252,397
Consumer	1,683,026	1,668,453	1,572,414	1,527,235	1,527,007
Total loans and leases	$53,277,897	$52,568,406	$52,255,431	$51,752,193	$51,434,799

WEBSTER FINANCIAL CORPORATION Five Quarter Non-performing Assets and Past Due Loans and Leases (unaudited)
(In thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Non-performing loans and leases:
Commercial non-mortgage	$231,458	$279,831	$268,354	$215,834	$210,906
Asset-based lending	44,405	42,207	20,815	29,791	29,791
Commercial real estate	224,554	207,402	138,642	150,711	96,337
Residential mortgages	15,748	15,715	12,500	9,098	11,345
Consumer	18,357	19,243	21,015	20,183	20,457
Total non-performing loans and leases	$534,522	$564,398	$461,326	$425,617	$368,836

Other real estate owned and repossessed assets:
Commercial non-mortgage	$2,528	$310	$425	$504	$5,013
Residential mortgages	—	—	—	221	—
Consumer	—	—	—	932	1,035
Total other real estate owned and repossessed assets	$2,528	$310	$425	$1,657	$6,048
Total non-performing assets	$537,050	$564,708	$461,751	$427,274	$374,884

Past due 30-89 days:
Commercial non-mortgage	$16,338	$27,304	$16,619	$45,123	$134,794
Asset-based lending	—	—	21,997	—	—
Commercial real estate	16,241	33,030	51,556	36,110	10,284
Residential mortgages	12,664	16,406	14,113	18,153	13,008
Consumer	9,516	9,906	9,122	9,471	8,185
Total past due 30-89 days	$54,759	$86,646	$113,407	$108,857	$166,271
Past due 90 days or more and accruing	—	507	—	71	9
Total past due loans and leases	$54,759	$87,153	$113,407	$108,928	$166,280

Five Quarter Changes in the Allowance for Credit Losses on Loans and Leases (unaudited)
	Three Months Ended
(In thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
ACL on loans and leases, beginning balance	$713,321	$689,566	$687,798	$669,355	$641,442
Provision	45,126	78,712	62,639	53,869	61,041
Charge-offs:
Commercial portfolio	39,792	55,566	63,281	36,362	33,356
Consumer portfolio	1,446	1,052	1,265	997	1,418
Total charge-offs	41,238	56,618	64,546	37,359	34,774
Recoveries:
Commercial portfolio	3,250	942	2,779	377	360
Consumer portfolio	1,587	719	896	1,556	1,286
Total recoveries	4,837	1,661	3,675	1,933	1,646
Total net charge-offs	36,401	54,957	60,871	35,426	33,128
ACL on loans and leases, ending balance	$722,046	$713,321	$689,566	$687,798	$669,355

ACL on unfunded loan commitments	$22,824	$21,443	$22,593	$22,598	$22,456

WEBSTER FINANCIAL CORPORATION Non-GAAP to GAAP Reconciliations
	Three Months Ended
(In thousands, except ratio and per share data)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Efficiency ratio:
Non-interest expense	$345,714	$343,644	$340,377	$348,958	$326,021
Less: Foreclosed property activity	541	517	(32)	(687)	(364)
Intangible assets amortization	9,093	9,237	9,681	8,491	8,716
Operating lease depreciation	9	16	121	197	560
FDIC special assessment	—	—	—	(1,544)	—
Strategic restructuring costs and other	—	—	—	22,169	—
Adjusted non-interest expense	$336,071	$333,874	$330,607	$320,332	$317,109
Net interest income	$621,182	$612,192	$608,468	$589,883	$572,297
Add: Tax-equivalent adjustment	13,870	13,611	13,664	13,659	14,315
Non-interest income	94,657	92,606	52,507	57,741	42,298
Other income (1)	10,528	11,032	6,564	7,448	7,802
Less: Operating lease depreciation	9	16	121	197	560
Gain (loss) on sale of investment securities, net	—	220	(56,886)	(19,597)	(49,915)
Exit of non-core operations	—	—	—	(15,977)	—
Adjusted income	$740,228	$729,205	$737,968	$704,108	$686,067
Efficiency ratio	45.40%	45.79%	44.80%	45.49%	46.22%

Return on average tangible common stockholders’ equity:
Net income	$258,848	$226,917	$177,766	$192,985	$181,633
Less: Preferred stock dividends	4,162	4,163	4,163	4,162	4,162
Add: Intangible assets amortization, tax-effected	6,627	6,732	7,648	6,708	6,886
Adjusted net income	$261,313	$229,486	$181,251	$195,531	$184,357
Adjusted net income, annualized basis	$1,045,252	$917,944	$725,004	$782,124	$737,428
Average stockholders’ equity	$9,294,023	$9,245,030	$9,186,082	$8,995,134	$8,733,737
Less: Average preferred stock	283,979	283,979	283,979	283,979	283,979
Average goodwill and other intangible assets, net	3,188,946	3,198,123	3,207,554	3,238,115	3,246,940
Average tangible common stockholders’ equity	$5,821,098	$5,762,928	$5,694,549	$5,473,040	$5,202,818
Return on average tangible common stockholders’ equity	17.96%	15.93%	12.73%	14.29%	14.17%
(1)Other income reflects a tax-equivalent adjustment on income generated from low-income housing tax credit investments.

WEBSTER FINANCIAL CORPORATION Non-GAAP to GAAP Reconciliations
(In thousands, except ratio and per share data)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Tangible equity ratio:
Stockholders’ equity	$9,337,617	$9,204,154	$9,133,214	$9,198,050	$8,809,268
Less: Goodwill and other intangible assets, net	3,184,039	3,193,132	3,202,369	3,212,050	3,242,193
Tangible stockholders’ equity	$6,153,578	$6,011,022	$5,930,845	$5,986,000	$5,567,075
Total assets	$81,914,270	$80,279,750	$79,025,073	$79,453,900	$76,838,106
Less: Goodwill and other intangible assets, net	3,184,039	3,193,132	3,202,369	3,212,050	3,242,193
Tangible assets	$78,730,231	$77,086,618	$75,822,704	$76,241,850	$73,595,913
Tangible equity ratio	7.82%	7.80%	7.82%	7.85%	7.56%

Tangible common equity ratio:
Tangible stockholders’ equity	$6,153,578	$6,011,022	$5,930,845	$5,986,000	$5,567,075
Less: Preferred stock	283,979	283,979	283,979	283,979	283,979
Tangible common stockholders’ equity	$5,869,599	$5,727,043	$5,646,866	$5,702,021	$5,283,096
Tangible assets	$78,730,231	$77,086,618	$75,822,704	$76,241,850	$73,595,913
Tangible common equity ratio	7.46%	7.43%	7.45%	7.48%	7.18%

Tangible book value per common share:
Tangible common stockholders’ equity	$5,869,599	$5,727,043	$5,646,866	$5,702,021	$5,283,096
Common shares outstanding	167,083	168,594	171,391	171,428	171,402
Tangible book value per common share	$35.13	$33.97	$32.95	$33.26	$30.82

Core deposits:
Total deposits	$66,314,425	$65,575,229	$64,753,080	$64,514,430	$62,276,692
Less: Certificates of deposit	6,069,447	6,036,144	6,041,329	6,020,031	5,861,431
Brokered certificates of deposit	1,850,438	1,486,248	2,193,625	1,400,000	1,910,071
Core deposits	$58,394,540	$58,052,837	$56,518,126	$57,094,399	$54,505,190